UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 17, 2023

INSULET CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Nagog Park
Acton	Massachusetts	01720
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:	(978)	600-7000

Not Applicable (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act	☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	PODD	The NASDAQ Stock Market, LLC

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Compensatory Arrangements of Certain Officers
Approval of revised forms of Equity Agreements. On February 17, 2023, the Talent and Compensation Committee (the “Committee”) of the Board of Directors of Insulet Corporation (the "Company") approved revisions to the Company’s forms of Non-Qualified Stock Option Agreement (the “Stock Option Agreement), Restricted Stock Unit Agreement (the “RSU Agreement) and Performance Stock Unit Agreement (the “PSU Agreement) for fiscal 2023 (the Stock Option Agreement, the RSU Agreement, and PSU Agreement, collectively the “Equity Agreements”). The Equity Agreements were revised to include explicit reference to the Company’s Policy for Recoupment of Incentive Compensation as well as to make additional clarifying language changes, as set forth in the agreements.
Approval of Amended and Restated Executive Severance Plan. On February 17, 2023, the Committee approved the amendment and restatement of the Company’s Executive Severance Plan (the “Plan”). These amendments (i) add a 90-day pre-change-in-control protection period covering a termination in anticipation of a change-in-control; (ii) amend the definition of Base Salary to clarify that Base Salary is determined at the time of termination, except where it has been lowered by a compensation reduction that constitutes Good Reason; (iii) add a materiality qualifier and cure rights to the Cause definition as it relates to confidentiality, non-competition and non-disparagement; and (iv) clarify the treatment of Group Vice Presidents under the Plan.
Approval of Annual Incentive Plan. On February 17, 2023, the Committee approved the adoption of an Annual Incentive Plan pursuant to which annual cash incentive awards may be awarded on such terms and conditions as are established by the Committee each year.
Approval of Consulting Services Agreement. On February 17, 2023, the Committee approved entry into a Consulting Services Agreement with Charles J. Alpuche, the Company’s former Chief Operating Officer, for a consulting period from April 1, 2023 to December 31, 2023 (the “Consulting Period”). Pursuant to this Consulting Services Agreement, Mr. Alpuche agrees to make himself available for five days per fiscal quarter through December 31, 2023, and for up to two trips to Malaysia, as maybe requested by the Company, at a rate of $5,000 per day. Mr. Alpuche’s existing equity will not continue to vest during the Consulting Period.
The above descriptions of the Stock Option Agreement, the RSU Agreement, the PSU Agreement, the Amended and Restated Executive Severance Plan, the Annual Incentive Plan and the Consulting Services Agreement do not purport to be complete and are qualified in their entirety by reference to the agreements attached to this report as Exhibit 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Non-Qualified Stock Option Agreement
10.2	Form of Restricted Stock Unit Agreement
10.3	Form of Performance Stock Unit Agreement
10.4	Amended and Restated Executive Severance Plan
10.5	Annual Incentive Compensation Plan
10.6	Consulting Services Agreement by and between the Company and Charles J. Alpuche
104	Cover Page Interactive Date File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION
February 22, 2023	By:	/s/ Patricia K. Dolan
	Name:	Patricia K Dolan
	Title:	Senior Vice President and Secretary